Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
DIALYSIS CORPORATION OF AMERICA
at
$11.25 NET PER SHARE
Pursuant to the Offer to Purchase dated April 22, 2010
to
URCHIN MERGER SUB, INC., a Florida corporation
and a wholly owned subsidiary of
U.S. RENAL CARE, INC., a Delaware corporation
(not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON WEDNESDAY, MAY 19, 2010, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OF THE OFFER.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Dialysis Corporation of America, a Florida corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. See Section 2 (Procedures for Tendering Shares of DCA Common Stock in the Offer) of the Offer to Purchase for more information.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

If delivering by registered or certified mail: Continental Stock Transfer & Trust Company Attn: Reorganization Dept. 17 Battery Place, 8th Floor New York, NY 10004	If delivering by facsimile (for eligible institutions only): (212) 616-7610 To Confirm Facsimile Transmission: (212) 509-4000 (ext. 536) (For Confirmation Only)	If delivering by hand or courier: Continental Stock Transfer & Trust Company Reorganization Dept. 17 Battery Place, 8th Floor New York, NY 10004

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW), SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 (Procedures for Tendering Shares of DCA Common Stock in the Offer) of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The guarantee on the reverse side must be completed to accept the Offer as described above.

Ladies and Gentlemen:

The undersigned hereby tenders to Urchin Merger Sub, Inc., a Florida corporation and wholly owned subsidiary of U.S. Renal Care, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 22, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the “Shares”), of Dialysis Corporation of America, a Florida corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 2 (Procedures for Tendering Shares of DCA Common Stock in the Offer) of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available):

☐	Check here if Shares will be tendered by book entry transfer.

DTC Account Number:

Dated:  , 2010

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(Zip Code)

Area Code and Tel. No.:

Signature(s):

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GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program or the Stock Exchanges Medallion Program or that is an eligible guarantor institution, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each being referred to as an “Eligible Institutions” herein and in the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 2 (Procedures for Tendering Shares of DCA Common Stock in the Offer) of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 (Procedures for Tendering Shares of DCA Common Stock in the Offer) of the Offer to Purchase), and any other documents required by the Offer to Purchase or the Letter of Transmittal, all within three Nasdaq Global Market trading days after the date hereof.

Name of Firm:
(Authorized Signature)

Address:

Name:
(Zip Code)	(Please Type or Print)

Area Code and Tel. No.:	Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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